EXHIBIT 12

              TEXAS PETROCHEMICAL HOLDINGS, INC. (AND PREDECESSOR)
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIO)
                                  (UNAUDITED)

                                        FOR THE FISCAL YEAR ENDED MAY
                                                     31,                   TWELVE         ONE MONTH
                                       -------------------------------  MONTHS ENDED        ENDED        YEAR ENDED
                                         1993       1994       1995     MAY 31, 1996    JUNE 30, 1996   JUNE 30, 1997
                                       ---------  ---------  ---------  -------------   -------------   -------------
Income (loss) before income taxes and
  minority interest..................  $  41,081  $  52,303  $  49,268     $24,508         $ 1,988        $ (18,850)
Interest expense.....................      1,087        663        475       2,343              98           39,386
Interest portion of rental expense...      1,630      1,430      1,470       1,600             140            1,600
                                       ---------  ---------  ---------  -------------   -------------   -------------
      Earnings.......................  $  43,798  $  54,396  $  51,213     $28,451         $ 2,226        $  22,136
                                       =========  =========  =========  =============   =============   =============
Fixed Charges:
  Interest expense...................  $   1,087  $     663  $     475     $ 2,343         $    98        $  39,386
  Interest portion of rental
    expense..........................      1,630      1,430      1,470       1,600             140            1,600
                                       ---------  ---------  ---------  -------------   -------------   -------------
      Total fixed charges............  $   2,717  $   2,093  $   1,945     $ 3,943         $   238        $  40,986
                                       =========  =========  =========  =============   =============   =============
  Ratio of earnings to fixed
    charges..........................       16.1x      26.0x      26.3x        7.2x(3)         9.4x              --(1)

                                           THREE           THREE
                                       MONTHS ENDED    MONTHS ENDED
                                       SEPTEMBER 30,   SEPTEMBER 30,
                                           1997            1996
                                       -------------   -------------
Income (loss) before income taxes and
  minority interest..................     $ 2,172         $  (333)
Interest expense.....................      10,237           9,773
Interest portion of rental expense...         400             400
                                       -------------   -------------
      Earnings.......................     $12,809         $ 9,840
                                       =============   =============
Fixed Charges:
  Interest expense...................     $10,237         $ 9,773
  Interest portion of rental
    expense..........................         400             400
                                       -------------   -------------
      Total fixed charges............     $10,637         $10,173
                                       =============   =============
  Ratio of earnings to fixed
    charges..........................         1.2x             --(1)

                                                                           PRO FORMA       PRO FORMA
                                                                            TWELVE         ONE MONTH
                                                                         MONTHS ENDED        ENDED
                                                                         MAY 31, 1996    JUNE 30, 1996
                                                                         -------------   -------------
Loss before income taxes and minority
  interest...........................                                      $ (13,800)       $(1,950)
Interest expense.....................                                         36,100          2,850
Interest portion of rental expense...                                          1,600            140
                                                                         -------------   -------------
       Earnings......................                                      $  23,900        $ 1,040
                                                                         =============   =============
Fixed Charges:
  Interest expense...................                                      $  36,100        $ 2,850
  Interest portion of rental
     expense.........................                                          1,600            140
                                                                         -------------   -------------
       Total fixed charges...........                                      $  37,700        $ 2,990
                                                                         =============   =============
  Ratio of earnings to fixed
     charges.........................                                        --     (2)      --    (2)
                                                                         =============   =============

------------

(1) For the year ended June 30, 1997 and the three months ended September 30, 1996, earnings were insufficient to cover fixed charges by the amount of $18.8 million and $0.3 million, respectively.

(2) For the pro forma twelve months ended May 31, 1996 and the one month ended June 30, 1996, earnings were insufficient to cover fixed charges in the amount of $13.8 million and $1.9 million, respectively.

(3) For the twelve months ended May 31, 1996, income before taxes and minority interest includes a $12.6 million non-cash provision for the impairment of certain non-strategic properties which TPC intends to sell.